                                                                 Exhibit 10.12







                   CREDIT AGREEMENT

                   dated as of

                   November 15, 1993

                   among

                   THE TIMBERLAND COMPANY



                   the Banks signatory hereto

                   and

                   THE CHASE MANHATTAN BANK, N.A.

                   as Agent

                               Table of Contents



         ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS
                   Section 1.01.  Definitions                           1
                   Section 1.02.  Accounting Terms                      13

         ARTICLE 2.  THE CREDIT
                   Section 2.01.  The Revolving Credit Loans            13
                   Section 2.02.  The Term Loans                        14
                   Section 2.03.  The Notes                             14
                   Section 2.04.  Purpose                               14
                   Section 2.05.  Borrowing Procedures                  15
                   Section 2.06.  Prepayments and Conversions           15
                   Section 2.07.  Interest Periods: Renewals            15
                   Section 2.08.  Changes of Commitments                16
                   Section 2.09.  Certain Notices                       16
                   Section 2.10.  Minimum Amounts                       17
                   Section 2.11.          Interest                      17
                   Section 2.12.          Fees                          17

                   Section 2.13.  Payments Generally                    18

         ARTICLE 3.  YIELD PROTECTION; ILLEGALITY; ETC.
                   Section 3.01.  Additional Costs                      18
                   Section 3.02.  Limitation of Types of Loans          20
                   Section 3.03.  Illegality                            21
                   Section 3.04.  Certain Conversions pursuant to
                                     Sections 3.01 and 3.03             21
                   Section 3.05.  Certain Compensation                  22
                   Section 3.06.  Indemnification for Taxes             23
                   Section 3.07.  Foreign Subsidiary Costs              24

         ARTICLE 4.  CONDITIONS PRECEDENT
                   Section 4.01.  Documentary Conditions
                                     Precedent                          25
                   Section 4.02.  Additional Conditions
                                     Precedent                          25
                   Section 4.03.  Deemed Representations                26
                   Section 4.04.  First Borrowing by
                                     Each Eligible Subsidiary           26
                   Section 4.05.  Representations of
                                     Eligible Subsidiaries              27

         ARTICLE 5.  REPRESENTATIONS AND WARRANTIES
                   Section 5.01.  Incorporation, Good Standing and
                                     Due Qualification                  28
                   Section 5.02.  Corporate Power and
                                     Authority; No Conflicts            28
                   Section 5.03.  Legally Enforceable
                                     Agreements                         28
                   Section 5.04.  Litigation                            28
                   Section 5.05.  Financial Statements                  29
                   Section 5.06.  Taxes                                 29
                   Section 5.07.  ERISA                                 29
                   Section 5.08.  Subsidiaries and
                                     Ownership of Stock                 30
                   Section 5.09.  Credit Arrangements                   30
                   Section 5.10.  No Default on Outstanding
                                     Judgments or Orders                30
                   Section 5.11.  Governmental Regulation               30
                   Section 5.12.  Environmental Matters                 30
                   Section 5.13.  Full Disclosure                       31

         ARTICLE 6.  AFFIRMATIVE COVENANTS

                   Section 6.01.  Reporting Requirements                31
                   Section 6.02.  Payment of Obligations                34
                   Section 6.03.  Maintenance of Property;
                                    Insurance                           34
                   Section 6.04.  Conduct of Business and
                                    Maintenance of Existence            35
                   Section 6.05.  Compliance with Laws                  35
                   Section 6.06.  Inspection of Property, Books
                                    and Records                         35
                   Section 6.07.  Maintenance of Ownership of
                                    Subsidiaries                        36

         ARTICLE 7.  NEGATIVE COVENANTS
                   Section 7.01.  Debt                                  36
                   Section 7.02.  Restricted Payments                   37
                   Section 7.03.  Investments                           38
                   Section 7.04.  Negative Pledge                       38
                   Section 7.05.  Consolidations, Mergers and
                                    Sales of Assets                     39

                   Section 7.06.  No Prepayment of Note
                                    Agreement Debt; Amendments
                                    to Debt Documentation               40

                   Section 7.07.  Transactions with Affiliates          40
                   Section 7.08   Borrowing Base Compliance             40

         ARTICLE 8.  FINANCIAL COVENANTS
                   Section 8.01.  Fixed Charge Coverage Ratio           41
                   Section 8.02.  Minimum Consolidated Tangible
                                    Net Worth                           41

         ARTICLE 9.  EVENTS OF DEFAULT
                   Section 9.01.  Events of Default                     41
                   Section 9.02.  Remedies                              43

         ARTICLE 10.  THE AGENT; RELATIONS AMONG BANKS AND BORROWER
                   Section 10.01.  Appointment, Powers and
                                    Immunities of Agent                 43
                   Section 10.02.  Reliance by Agent                    44
                   Section 10.03.  Defaults                             44
                   Section 10.04.  Rights of Agent as a Bank            45
                   Section 10.05.  Indemnification of Agent             45
                   Section 10.06.  Documents                            46
                   Section 10.07.  Non-Reliance on Agent and
                                     Other Banks                        46
                   Section 10.08.  Failure of Agent to Act              46
                   Section 10.09.  Resignation or Removal of Agent      46
                   Section 10.10.  Amendments Concerning Agency
                                     Function                           47

                   Section 10.11.  Liability of Agent                   47
                   Section 10.12.  Transfer of Agency Function          47
                   Section 10.13.  Non-Receipt of Funds by the Agent    48
                   Section 10.14.  Withholding Taxes                    48
                   Section 10.15.  Several Obligations and
                                     Rights of Banks                    48
                   Section 10.16.  Pro Rata Treatment of Loans, Etc     49
                   Section 10.17.  Sharing of Payments Among Banks      49

         ARTICLE 11.  GUARANTY
                   Section 11.01.  The Guaranty                         49
                   Section 11.02.  Guaranty Unconditional               50
                   Section 11.03.  Discharge Only upon Payment
                                     in Full; Reinstatement in Certain
                                     Circumstances                      50
                   Section 11.04.  Waiver by the Company                51
                   Section 11.05.  Subrogation                          51
                   Section 11.06.  Stay of Acceleration                 51

         ARTICLE 12.  MISCELLANEOUS
                   Section 12.01.  Amendments and Waivers               51
                   Section 12.02.  Usury                                52
                   Section 12.03.  Expenses                             52
                   Section 12.04.  Survival                             52
                   Section 12.05.  Assignments; Participations          52
                   Section 12.06.  Notices                              53
                   Section 12.07.  Setoff                               53
                   Section 12.08.  Jurisdiction; Immunities             54
                   Section 12.09.  Judgment Currency                    54
                   Section 12.10.  Confidentiality                      55
                   Section 12.11.  Table of Contents: Headings          55
                   Section 12.12.  Severability                         55
                   Section 12.13.  Counterparts                         55
                   Section 12.14.  Integration                          56
                   Section 12.15.  Governing Law                        56


         EXHIBITS
                   Exhibit A       Promissory Note
                   Exhibit B       Authorization Letter
                   Exhibit C       Election to Participate
                   Exhibit D       Election to Terminate

                   Exhibit E        Opinion of Counsel for the Company
                   Exhibit F        Opinion of Counsel for Each Eligible Subsidiary


         SCHEDULES
         Schedule I     Subsidiaries of the Company
         Schedule II    Credit Arrangements





                   CREDIT AGREEMENT dated as of November 15,
         1993 among THE TIMBERLAND COMPANY, a corporation organized under the laws of the State of Delaware (the "Company"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, N.A., a national banking association organized under the laws of the United States of America, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                   The Company desires that the Banks extend credit as provided herein, and the Banks are prepared to extend such credit. Accordingly, the Company, the Banks and the Agent agree as follows:


                   ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.

                   Section 1.01.  Definitions.  As used
         in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa);

                   "Additional Costs" shall have the meaning set forth in Section 3.01(a).

                   "Affiliate" means (i) any Person that
         directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling
         Person") or (ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                   "Agent" means The Chase Manhattan Bank, N.A.

                   "Aggregate Positive Consolidated Net Income" means the aggregate amount of consolidated net income for each fiscal quarter commencing on or after December 31, 1992 and ending on or prior to the date as of which Aggregate Positive Consolidated Net Income is determined (with no deduction for consolidated net losses for any such fiscal quarter).

                   "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

                   "Alternative Currency" means Sterling,
         Deutschemarks, Lira or Francs.

                   "Alternative Currency Equivalent" means with respect to an amount of Dollars on any date in relation to any specific Alternative Currency, the amount of such Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date.

                   "Alternative Currency Loan" means any Loan denominated in an Alternative Currency.

                   "Authorization Letter" means the letter
         agreement executed by any Borrower in the form of Exhibit B.

                   "Banking Day" means any day on which
         commercial banks are not authorized or required to close in New York City and whenever such day relates to a Eurocurrency Loan or notice with respect to any Eurocurrency Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

                   "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                   "Borrower" means the Company or any Eligible
         Subsidiary, as the context may require, and their respective successors and assigns, and "Borrowers" means all of the foregoing.

                   "Borrowing" means a Loan or group of Loans of a single type as to which a single Interest Period is in effect.

                   "Borrowing Request" means a request by a Borrower in accordance with Section 2.05.

                   "Cash Flow" means for any periods, the sum of
         (a) consolidated net income of the Company and its Consolidated Subsidiaries for such period, plus (b) to the extent deducted in determining such consolidated net income, the sum of Consolidated Interest Expense, consolidated taxes, consolidated depreciation and goodwill amortization for such periods, minus Consolidated Capital Expenditures for such period.

                   "Capital Expenditures" means for any period, the Dollar amount of gross expenditures (including obligations under Capital Leases made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacement thereto (but not repairs thereof)) incurred during such period.

                   "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with generally accepted accounting principles.

                   "Closing Date" means the date this Agreement has been executed by the Company, the Banks and the Agent.

                   "Code" means the Internal Revenue Code of
         1986, as amended from time to time.

                   "Commitment" means with respect to each Bank, the obligation of such Bank to make Loans under this Agreement in the aggregate principal amount following, as such amount may be reduced or otherwise modified from time to time:

             The Chase Manhattan Bank, N.A.:      $20,000,000;
             Fleet Bank of Massachusetts, N.A.:   $15,000,000;
             IBJ Schroder Bank and Trust Company: $15,000,000;
             Total:                               $50,000,000.

                   "Company" means The Timberland Company, a
         Delaware corporation, and its successors and assigns.

                   "Consolidated Capital Expenditures" means
         Capital Expenditures of the Company and its Consolidated Subsidiaries on a consolidated basis.

                   "Consolidated EBITR" means, for any period, the sum of (a) consolidated net income of the Company and its Consolidated Subsidiaries for such period, plus
         (b) to the extent deducted in
         determining such consolidated net income, the sum of (i) Consolidated Interest Expense, (ii) Consolidated Rental Expense and
         (iii) consolidated taxes of the Company and its Consolidated Subsidiaries for such period.

                   "Consolidated Interest Expense" means, for any period, the interest expense of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period.

                   "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries (without giving effect to any write-ups or write-downs resulting from foreign currency translations after December 31, 1992) as of such date.

                   "Consolidated Rental Expense" means, for any period, the rental expense of the Company and its Consolidated Subsidiaries (other than with respect to Capital Leases) determined on a consolidated basis for such period.

                   "Consolidated Subsidiary" means any
         Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company in accordance with generally accepted accounting principles.

                   "Consolidated Tangible Net Worth" means at any date Consolidated Net Worth less the consolidated Intangible Assets of the Company and its Consolidated Subsidiaries, all determined as of such date. For the purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such Consolidated Net Worth) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1992 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expenses, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

                   "Conversion Date" means May 15, 1996;
         provided that if such date is not a Banking Day, the Conversion Date shall be the next succeeding Banking Day (or if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking
         Day).

                   "Debt" means, with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (e) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, whether drawn or undrawn, (f) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (g) all Debt of others Guaranteed by such Person.

                   "Default" means any event which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would become an Event of Default.

                   "Default Rate" means, with respect to an amount of any Loan not paid when due, a rate per annum equal to: (a) if such Loan is a Variable Rate Loan, a variable rate 2% above the rate of interest thereon;
         (b) if such Loan is a Eurocurrency Loan, a fixed rate 2% above the rate of interest in effect thereon (including any Interest Margin).

                   "Denomination Date" means in relation to any Borrowing in an Alternative Currency, the date that is three Banking Days prior to the date such Borrowing is made.

                   "Deutschemarks" and the sign "DM" means
         lawful money of Germany.

                   "Dollars" and the sign "$" mean lawful money of the United States of America.

                   "Dollar Equivalent" means, with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alternative Currency on such date.

                   "Election to Participate" means an Election to Participate substantially in the form of Exhibit C hereto.

                   "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit D hereto.

                   "Eligible Subsidiary" means any Wholly-Owned
         Consolidated Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

                   "Environmental Laws" means any and all
         federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, conversions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean up or other remediation thereof.

                   "ERISA" means the Employee Retirement Income
         Security Act of 1974, as amended from time to time, or any successor statute including any rules and regulations promulgated thereunder.

                   "ERISA Group" means the Company, any
         Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(c) of the Code.

                   "Eurocurrency Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "Fixed Base Rate."

                   "Event of Default" has the meaning given such term in Section 9.01.

                   "Facility Documents" means this Agreement and the Notes.

                   "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 365/366 day basis of calculation, if the rate on Variable Rate Loans is so calculated) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

                   "Fixed Base Rate" means with respect to any Interest Period for a Eurocurrency Loan, the rate per annum (rounded upwards if necessary to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of the Agent two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits or deposits in an Alternative Currency, as the case may be, in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurocurrency Loan which shall be made by the Banks and outstanding during such Interest Period.

                   "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITR for such period to (ii) the sum of (A) Consolidated Interest Expense for such period, (B) Consolidated Rental Expense for such period and (C) dividends on preferred stock of the Company and its Consolidated Subsidiaries for such period (other than any such dividends paid to the Company or its Consolidated Subsidiaries).

                   "Fixed Rate" means, for any Eurocurrency Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

                   "Francs" and the sign "FF" means lawful money of France.

                   "Funded Debt" means all Debt for money
         borrowed which by its terms matures more than one year from the date as of which such Funded Debt is incurred, and any Debt for money borrowed maturing within one year from such date which is renewable or extendable at the option of the obligor to a date beyond one year from such date (whether or not heretofore renewed or extended), including any such indebtedness renewable or extendable at the option of the obligor under, or payable from the proceeds of other indebtedness which may be incurred pursuant to, the provisions of any revolving credit agreement or other similar agreement.

                   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                   "Hazardous Substances" means any toxic,
         radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydro-carbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                   "Interest Margin" means (a) if the Company's ratio of Debt to Cash Flow is equal to or greater than
         2.25 to 1.00, a rate of 125 basis points over the Fixed Rate for Eurocurrency Loans; (b) if the Company's ratio of Debt to Cash Flow is less than 2.25 to 1.00 a rate of 100 basis points over the Fixed Rate for Eurocurrency Loans; and (c) if at any time on or after December 31, 1994, the Company's ratio of Debt to Cash Flow is less than 2.00 to 1.00, at a rate of 75 basis points over the Fixed Rate for Eurocurrency Loans. The above ratio will be tested at the end of the Company's fiscal year for the year then ended and will be in effect with respect to any Borrowing, conversion or renewal made subsequent to the receipt by the Agent of the certificate described in Section 6.01(e) hereof.

                   "Interest Period" means, with respect to any Eurocurrency Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as any Borrower may select pursuant to Section 2.07, on the numerically corresponding day in the first, second, third, or sixth, or (as available from the Banks) fourth, fifth, seventh, eighth, ninth or twelfth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

                   "Investments" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

                   "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such type are to be made and maintained.

                   "Lien" means with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                   "Lira" means lawful money of Italy.

                   "Loan" or "Loans" means any loan made by a Bank pursuant to Section 2.01 or Section 2.02.

                   "Material Debt" means Debt (other than the
         Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $1,000,000.

                   "Material Plan" means at any time a Plan or Plans having an aggregate amount of Unfunded
         Liabilities in excess of $500,000.

                   "Morgan Credit Agreement" means the Credit
         Agreement, dated as of May 13, 1993, among the Company, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, and unless otherwise provided herein, as amended from time to time.

                   "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of
         Section 4001 (a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                   "Note" means a promissory note of the
         Borrower in the form of Exhibit A hereto evidencing the Loans made by a Bank hereunder.

                   "PBGC" means the Pension Benefit Guaranty
         Corporation and any entity succeeding to any or all of its functions under ERISA.

                   "Permitted Long-Term Debt" means Debt (other than Debt permitted under Section 7.01(b)) of the Company or any of its Subsidiaries that (a) does not mature or have any required sinking fund or other required payments of principal (other than (i) principal and interest on a standard mortgage basis for mortgages with terms, at the time such mortgages are entered into, of greater than 15 years and (ii) the principal component of rental payments with respect to not more than $5,000,000 of Capitalized Leases, the terms of which are not, at the time such leases are entered into, less than five years), any mandatory redemptions or redemptions at the option of the holder thereof or any required increases in the rate of interest payable with respect thereto, in any such case prior to the six month anniversary of the Termination Date or (b) consists of conventional construction loans incurred to finance the construction of real property improvements of the Company and its Subsidiaries or (c) does not exceed $2,500,000 principal amount in the aggregate.

                   "Permitted Short-Term Debt" means Debt (other than the Loans or loans and acceptances made under the Morgan Credit Agreement or Debt permitted under Section 7.01(h)) of the Company or any of its Subsidiaries having a maturity, at the time such Debt is incurred, of not more than one year from the date such Debt is incurred.

                   "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                   "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                   "Prime Rate" means that rate of interest from time to time announced by the Agent at its principal office as its prime commercial lending rate.

                   "Principal Office" means the principal office of the Agent, presently located at One Chase Manhattan
         Plaza, New York, New York  10081.

                   "Prohibited Transaction" means any
         transaction set forth in Section 406 of ERISA or
         Section 4975 of the Code.

                   "Regulation D" means Regulation D of the
         Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                   "Regulation U" means Regulation U of the
         Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                   "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                   "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under Section 412(d) of the Code.

                   "Required Banks" means, at any time while no Loans are outstanding, Banks having at least 51% of the aggregate amount of the Commitments and, at any time while Loans are outstanding, Banks holding at least 51% of the aggregate principal amount of the Loans.

                   "Reserve Requirement" means, for any
         Eurocurrency Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against, in the case of Eurocurrency Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of extensions of credit or other assets which include Variable Rate Loans.

                   "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment (other than payments for the repurchase of shares of the Company's common stock from employees or former employees of the Company or any of its Subsidiaries pursuant to the 1987 Employee Stock Purchase Plan, the 1991 Employee Stock Purchase Plan or the 1987 Employee Stock Option Plan, in each case as in effect on the date hereof (or any successor plans with substantially similar provisions), in an aggregate amount not to exceed the proceeds received by the Company after the date hereof of sales of shares of the Company's common stock to employees of the Company and its Subsidiaries) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock.

                   "Revolving Credit Loans" means Loans made by the Banks pursuant to Section 2.01 hereof.

                   "Spot Exchange Rate" means, on any day, (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by the Agent in London for such Alternative Currency at approximately 11:00 a.m. (London time), and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day by the Agent in London for Dollars at approximately 11:00 a.m. (London time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

                   "Sterling" or "[pound symbol]" means lawful money of the United Kingdom.

                   "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

                   "Swartz Family" means Sidney W. Swartz, his estate, his spouse, his lineal descendants, trusts established for his, her or their benefit, the Swartz Family Charitable Trust and The Sidney W. Swartz 1982 Family Trust.

                   "Temporary Cash Investments" means any
         Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at A-1 or higher by Standard & Poor's Corporation or P-1 or higher by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, (x) any office located in the United States of (A) any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $100,000,000 or (B) any Bank or (y) in the case of Investments made by a Subsidiary of the Company whose principal place of business is located outside the United States, any office located outside the United States of (A) any bank or trust company the long-term unsecured senior debt of which is rated AA or higher by Standard & Poor's Corporation or Aa or higher by Moody's Investors Service, Inc. or (B) any Bank, (iv) money market funds which invest only in securities described in clauses (i), (ii) and (iii)(x) above or
         (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; provided in each case that such Investment matures within one year from the date of acquisition thereof by the Company or a Subsidiary.

                   "Termination Date" means May 15, 1999;
         provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking
         Day).

                   "Term Loans" means the Revolving Credit Loans converted to term loans pursuant to Section 2.02 hereof.

                   "Total Aggregate Exposure" means, at any time, the aggregate principal amount outstanding (a) under the Morgan Credit Agreement (including the face amount of any Acceptances (as defined therein) not yet paid or prepaid pursuant to the terms thereof) or (b) under any extensions, renewals or refinancings of the obligations under the Morgan Credit Agreement.

                   "Unfunded Liabilities" means with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of
         Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), but only to the extent that such excess represents a potential liability of any member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                   "Variable Rate" means, for any day, the
         higher of (a) the Federal Funds Rate for such day plus
         1/4 of 1% or (b) the Prime Rate for such day.

                   "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

                   "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and, in the case of The Outdoor Footwear Company, shares of non-voting common stock of The Outdoor Footwear Company issued to employees thereof under arrangements consistent with past practice) are at the time directly or indirectly owned by the Company.

             Section 1.02. Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article 8 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article 8 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.


                            ARTICLE 2.  THE CREDIT.

         Section 2.01.  The Revolving Credit Loans.  (a)
         Subject to the terms and conditions of this Agreement, each of the Banks severally and not jointly agrees to make loans to the Company and its Eligible Subsidiaries (as specified in the Borrowing Request with respect thereto) from time to time from and including the date hereof to and including the Conversion Date, in an aggregate principal amount up to but not exceeding at any one time outstanding, the amount of its Commitment. The Borrowers shall be permitted to make only six Borrowing Requests during any calendar year and each Borrowing under this Section shall be made by the Banks ratably in accordance with their Commitments. A conversion under Section 2.06 or a renewal under
         Section 2.07 shall not constitute a Borrowing Request and Loans of multiple types requested on the same day shall not constitute separate Borrowing Requests. The Revolving Credit Loans may be outstanding as Variable Rate Loans or Eurocurrency Loans (each a "type" of
         Loan). Eurocurrency Loans may be denominated in Dollars or in one or more Alternative Currencies and all Variable Rate Loans shall be denominated only in Dollars. Subject to the terms hereof, the Borrowers may borrow, pay or prepay and reborrow Revolving Credit Loans hereunder prior to the Conversion Date. Each type of Loan of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loans.

             (b)  Notwithstanding anything herein to the
         contrary, on the Closing Date, subject to the terms and conditions of this Agreement, the Borrower shall make an initial Borrowing as set forth in Borrowing Request delivered on such date, which shall be for an interest period ending January 3, 1994 and shall bear interest at a rate of 4.75% per annum.

             (c) Any Revolving Credit Loans may be made in the Alternative Currency specified in the applicable Borrowing Request given pursuant to Section 2.05 in an amount equal to the Alternative Currency Equivalent of the Dollar amount specified in such Borrowing Request, as determined by the Agent as of the Denomination Date for such Borrowing (which determination shall be conclusive absent manifest error). For purposes of determining the amount outstanding under any Bank's Commitment, each Alternative Currency Loan shall be the Dollar Equivalent for such Loan as of the Denomination Date.

                   Section 2.02.  The Term Loans.  (a) On the
         Conversion Date the Revolving Credit Loans shall be converted to Term Loans in an aggregate principal amount equal to the aggregate principal amount of the Revolving Credit Loans outstanding on such date. The Term Loans may be outstanding as Variable Rate Loans or Eurocurrency Loans. After the Conversion Date all Term Loans shall remain denominated in the currency in which they were denominated on the Conversion Date until the Termination Date.

                   (b)  The Term Loans shall be due and
         payable on the Termination Date.

                   Section 2.03.  The Notes.  The Loans of each
         Bank shall be evidenced by promissory notes in favor of such Bank in the form of Exhibit A, dated the date of this Agreement, duly completed and executed by the applicable Borrower. Each Bank shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to each Note held by such Bank, or otherwise record in such Bank's internal records, an appropriate notation evidencing the date, amount and currency of each Loan evidenced by such Note, and each payment or prepayment of principal; provided that the failure of any Bank to make such notation or any error therein shall not affect the obligations of the applicable Borrower to repay the Loans made by such Bank.

                   Section 2.04.  Purpose.  The Borrowers shall
         use the proceeds of the Loans for working capital, future capital expenditures and for general corporate purposes of the Borrowers. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

                   Section 2.05.  Borrowing Procedures.  The
         applicable Borrowers shall give the Agent notice (a "Borrowing Request") of each Borrowing to be made under
         Section 2.01 as provided in Section 2.09; provided that not more than six Borrowing Requests shall be given to the Agent during any calendar year. Not later than 2:00 p.m. New York City time on the date of such Borrowing, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day in the currency in which such Loan is to be made available to the Agent, at the Principal Office and in immediately available funds for the account of the applicable Borrowers. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrowers, in immediately available funds, by the Agent crediting an account of the Borrowers designated by the Borrowers and maintained with the Agent at the Principal Office.

                   Section 2.06.  Prepayments and Conversions.
         (a) Subject to the terms of this Agreement the Borrowers shall have the right to make prepayments of principal, or to convert one type of Loan into another type of Loan, at any time or from time to time; provided that: (i) the applicable Borrower shall give the Agent notice of each such prepayment or conversion as provided in Section 2.09; and (ii) Eurocurrency Loans may be prepaid or converted only on the last day of an Interest Period for such Loans.

                   (b)  If at any time the amount of the
         Revolving Credit Loans outstanding hereunder exceeds the Commitments, the Borrowers shall immediately repay the Loans in an amount equal to such excess. For the purposes of this clause (b) the amount outstanding under any Alternative Currency Loan at any time shall be the Dollar Equivalent thereof as of the Denomination Date.

                   (c)  The Term Loans shall be prepaid
         in twelve equal payments in a principal amount equal to 1/12 of the amount outstanding on the Conversion Date, on the last day of each February, May, August and November, commencing on the first such date after the Conversion Date, with the last such payment to be made on the Termination Date.

                   Section 2.07.  Interest Periods: Renewals.
         (a) In the case of each Eurocurrency Loan, the applicable Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and (iv) only seven Interest Periods of each Bank may be outstanding at any one time.

             (b) Upon notice to the Agent as provided in Section 2.09, a Borrower may renew any Eurocurrency Loan on the last day of the Interest Period therefor as the same type of Loan with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Agent of such a renewal, (a) in the case of a Eurocurrency Loan denominated in Dollars such Eurocurrency Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period and (b) in the case of a Eurocurrency Loan denominated in an Alternative Currency, such

         Eurocurrency Loan shall automatically become a Eurocurrency Loan denominated in the same Alternative
         Currency having an Interest Period of one month.

             Section 2.08. Changes of Commitments. The Company shall have the right to reduce or terminate the amount of unused Commitments at any time or from time to time, provided that: (a) the Company shall give notice of each such reduction or termination to the Agent as provided in Section 2.09; and (b) each partial reduction shall be in an aggregate amount at least equal to $5,000,000. The Commitments once reduced or terminated may not be reinstated.

             Section 2.09. Certain Notices. Borrowing Requests issued by a Borrower to the Agent with respect to each Borrowing pursuant to Section 2.05, and each notice of prepayment or conversion pursuant to Section 2.06, and each notice of renewal pursuant to Section 2.07(b), and each notice of reduction or termination of the Commitments pursuant to Section 2.08 shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. New York City time, and (a) in the case of Borrowings and prepayments of, conversions into and, in the case of Eurocurrency Loans, renewals of (i) Variable Rate Loans, given on the day of such Borrowing; or (ii) Eurocurrency Loans, given three Banking Days prior thereto; (b) in the case of reductions or termination of the Commitments, given three Banking Days prior thereto. Each such notice shall specify the Borrower or Borrowers, the Loans to be borrowed, prepaid, converted or renewed and the currency and the amount (subject to Section 2.10) and type of the Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of a Eurocurrency Loan, the Interest Period therefor) and the date of the Borrowing or prepayment, or conversion or renewal (which shall be a Banking
         Day). Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. The Agent shall promptly notify the Banks of the contents of each such notice.

             Section 2.10.  Minimum Amounts.  Except for
         Borrowings which exhaust the full remaining amount of the Commitments, prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or conversions made pursuant to
         Section 3.04, each Borrowing, prepayment, conversion and renewal of principal of Revolving Credit Loans of a particular type shall be, (a) in the case of a Variable Rate Loan in an amount at least equal to $100,000 in the aggregate for all Banks, (b) in the case of Eurocurrency Loans denominated in Dollars in an amount equal to $3,000,000 or any larger integral multiple of $100,000 and (c) in the case of Eurocurrency Loans denominated in an Alternative

         Currency in an amount equal to the Dollar Equivalent of $3,000,000 or any larger integral multiple of $100,000. (Borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Eurocurrency Loans, having different Interest Periods at the same time hereunder shall be deemed separate Borrowings, prepayments, conversions and renewals for the purposes of the foregoing minimum amounts, one for each type of Interest Period).

                   Section 2.11.  Interest.  (a) Interest shall
         accrue on the outstanding and unpaid
         principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due, at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate; and (ii) for a Eurocurrency Loan, at a fixed rate equal to the Fixed Rate plus the applicable Interest Margin. If any principal amount shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

                   (b) The interest rate on each Variable Rate
         Loan shall change when the Variable Rate changes. Interest on the Loans shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the applicable Borrowers and the Banks.

                   (c) Accrued interest shall be due and payable in arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each quarter, commencing the first such date after such Loan; and (ii) for each Eurocurrency Loan, on the last day of the Interest Period with respect thereto and in the case of Eurocurrency Loans having an Interest Period longer than three months, at the end of each three month period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

                   Section 2.12.  Fees.  (a) The Company
         shall pay to the Agent for the account of each Bank a commitment fee on the daily average unused Commitment of such Bank for the period from and including November
         23, 1993 to the earlier of the date the Commitments are terminated or the Conversion Date at a rate per annum equal to 3/8%, calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Commitments, on the last day of each March, June, September and December, commencing on the first such date after the Closing Date, and on the Conversion
         Date.

                   (b)  The Company shall pay to the Agent as
         compensation for its services hereunder an agency fee as set forth in that certain letter dated September 23, 1993 between the Agent and the Company.

                   Section 2.13.  Payments Generally.  All
         payments under this Agreement or the Notes shall be made in immediately available funds. In the case of Loans denominated in Dollars payment shall be made in Dollars not later than 1:00 p.m. New York City time on the relevant dates specified above at the Principal Office for the account of the applicable Lending Office of each Bank. In the case of Loans denominated in an Alternative Currency payment shall be made in such Alternative Currency on the relevant payment date not later than 1:00 p.m. at the Lending Office designated by the Agent for the account of the applicable Lending Office of each Bank. Each such payment made after such time on such due date is to be deemed to have been made on the next succeeding Banking Day. The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent and the Company. A Borrower shall, at the time of making each payment under this Agreement or any Notes, specify to the Agent the principal or other amount payable by such Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Section 10.16)). If the due date of any payment under this Agreement or any Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.


                   ARTICLE 3.  YIELD PROTECTION; ILLEGALITY; ETC.

             Section 3.01. Additional Costs. (a) Each Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Eurocurrency Loans under this Agreement or its Notes or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
         (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its

         Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities). Each Bank will notify the Company of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this
         Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Such notice will set forth in reasonable detail the calculation of any Additional Costs due hereunder. If any Bank requests compensation from the Company under this Section 3.01(a), or under
         Section 3.01(c), the Company may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted in accordance with Section 3.04.

                   (b)  Without limiting the effect of
         the foregoing provisions of this Section 3.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurocurrency Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be converted in accordance with Section 3.04).

                   (c)  Without limiting the effect of
         the foregoing provisions of this Section 3.01 (but without duplication), each Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court of governmental or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Company if it is entitled to compensation pursuant to this Section 3.01(c) as promptly as practicable after it determines to request such compensation. Such notice will set forth in reasonable detail the calculation of any amounts due hereunder.

                   (d)  Determinations and allocations
         by a Bank for purposes of this Section 3.01 of the effect of any Regulatory Change pursuant to subsections
         (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 3.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                   Section 3.02. Limitation of Types of
         Loans.  Anything herein to the contrary
         notwithstanding, if:

                   (a)  the Agent determines (which
         determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Eurocurrency Loans as provided in this Agreement; or

                   (b)  the Required Banks determine
         (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section
         1.01 upon the basis of which the rate of interest for any type of Eurocurrency Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

         then the Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.06.

                   Section 3.03. Illegality Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to (a) honor its obligation or make or renew Eurocurrency Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Eurocurrency Loans hereunder or (c) in the case of a Borrowing denominated in an Alternative Currency, there shall have occurred a change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or any currency exchange rates would make it impracticable for any Bank to make Loans denominated in such Alternative Currency, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make or renew Eurocurrency Loans and to convert other types of Loans into Loans of such type or to make Loans denominated in such Alternative Currency hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Loans and such Bank's outstanding Eurocurrency Loans or Alternative Currency, as the case may be, shall be converted in accordance with Section 3.04.

                   Section 3.04.  Certain Conversions
         pursuant to Sections 3.01 and 3.03. If the Loans of any Bank of a particular type (Loans of such type being herein called "Affected Type" or "Affected Loans") are to be converted pursuant to Section 3.01 or 3.03, such Bank's Affected Loans shall be automatically converted into Variable Rate Loans (and in the case of Loans denominated in an Alternative Currency, to Variable Rate Loans denominated in Dollars in the Dollar Equivalent amount on the last day(s) of the then current Interest Period(s) for the Affected Loans or, in the case of a conversion required by Section 3.01(b) or 3.03, on such earlier date as such Bank may specify to the applicable Borrowers with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in
         Section 3.01 or 3.03 which give rise to such conversion no longer exist:

                   (a)  to the extent that such Bank's
         Affected Loans have been converted to Variable Rate Loans, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans; and

                   (b)  all Loans which would otherwise
         be made or renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans; and

                   (c)  if Loans of other Banks of the
         Affected Type are subsequently converted into Loans of another type (other than Variable Rate Loans), such Bank's Variable Rate Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so converted are held pro-rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

         If such Bank gives notice to any Borrower (with a copy to the Agent) that the circumstances specified in
         Section 3.01 or 3.03 which gave rise to the conversion of such Bank's Affected Loans pursuant to this Section
         3.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro-rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

                   Section 3.05.  Certain Compensation.
         The Company shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

                   (a) any payment, prepayment, conversion or renewal of a Eurocurrency Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

                   (b) any failure by any Borrower to borrow, convert into or renew a Eurocurrency Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Section
         2.05, 2.06 or 2.07, as the case may be.

         Without limiting the foregoing, such compensation shall include any losses arising from converting Loans denominated in an Alternative Currency to the Dollar Equivalent on the day of payment, prepayment, conversion or renewal. A determination of any Bank as to the amounts payable pursuant to this Section 3.05 shall be conclusive absent manifest error.

                   Section 3.06.  Indemnification for Taxes.
         (a) All payments hereunder and under any of the Facility Documents (including, without limitation, payments on account of principal and interest and fees) shall be made by the Borrowers without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed by any jurisdiction ("Taxes"). If the Borrowers are required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Facility Documents, then the amount payable will be increased to such amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required. Notwithstanding the foregoing, Taxes shall not include, and no such additional amounts shall be payable in respect of

                             (i) any tax imposed on the overall
         net income of the Lending Office of any Bank in respect of which the relevant payment is made by the jurisdiction in which such Bank is organized, in which its Lending Office is located or in which it is managed and controlled; or

                             (ii)  any such deduction or
         withholding which would not have been required to be so deducted or withheld if the Bank to which such payment was made had at the date of payment been either:

                                       (A)  a Bank carrying on
         a bona fide banking business in the United Kingdom recognized by the Inland Revenue Service and bringing the interest payable hereunder into account as a trading receipt of such business; or

                                       (B)  resident in a
         country with which the United Kingdom has an appropriate Double Taxation Treaty giving exemption from United Kingdom taxation on interest and had any necessary application thereunder been made

                   (except that this proviso shall not operate to prevent a Bank receiving such additional amounts to the extent that such amounts become payable solely as a result of any revocation or repeal of, or any change in, or any published change in the interpretation or application of, any relevant law or the practice of the Inland Revenue Service or the provisions of a double taxation treaty since the date of this Agreement.)

                   (b)  If any additional amounts shall become
         payable pursuant to Section 3.06(a), the relevant Borrower and the Bank concerned will discuss in good faith with a view to determining whether any means (not being detrimental in the opinion of the Bank to any of the Bank's interests) exist or may be implemented by which such amounts may lawfully be mitigated or reduced, (or the Bank be compensated in some other way) so as to leave the Bank in the same position in which it would have been had such Taxes not been payable.

                   (c)  If the Borrowers make any payment
         hereunder in respect of which they are required by law to make any deduction or withholding of any Taxes, they shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Banks as soon as practicable after they have made such payment to the applicable authority a receipt issued by such authority or a statement of the Borrowers confirming the payment to such authority of all amounts so required to be deducted or withheld from such payment.

                   (d)  Without prejudice to the provisions of
         paragraph (a) of this Section 3.06, if any Bank, or the Agent on its behalf, is required by law to make any payment on account of Taxes (other than those referred to in clause (a)(i) above) on or in relation to any sum received or receivable hereunder or under any of the Facility Documents by such Bank, or the Agent on its behalf, or any liability for such Taxes in respect of any such payment is imposed, levied or assessed against any Bank or the Agent on its behalf, the Borrowers will promptly indemnify such person against such tax payment or liability, together with any interest, penalties and expenses (including counsel fees and expenses) payable or incurred in connection therewith, including any such Tax of any Bank arising by virtue of payments under this Section 3.06(c), computed in a manner consistent with Section 3.06(a). A certificate as to the amount of such payment by such Bank, or the Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes.

                   Section 3.07.  Foreign Subsidiary Costs.  (a)
         If the cost to any Bank of making or maintaining any Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank
         (or its applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the Company shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                   (b)  Each Bank will promptly notify the
         Company and the Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection (a) and will designate a different applicable Lending Office, if, in the judgement of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

                        ARTICLE 4.  CONDITIONS PRECEDENT

                   Section 4.01.  Documentary Conditions
         Precedent. The obligations of the Banks to make the Loans constituting the initial Borrowing are subject to the condition precedent that the Agent shall have received on or before the date of such Loans each of the following, in form and substance satisfactory to the Agent and its counsel:

                   (a)  this Agreement duly executed by
         the Company;

                   (b)  the Notes duly executed by the
         Borrowers;

                   (c)  the Authorization Letter duly
         executed by the Company, and as applicable, any Eligible Subsidiary;

                   (d)  the consents to this transaction
         required under the Morgan Credit Agreement and amendments to the Morgan Credit Agreement satisfactory to the Agent, in each case duly executed;

                   (e)  satisfactory completion of the Agent's
         due diligence;

                   (f)  a certificate of the Secretary
         or Assistant Secretary of the Company, dated the Closing Date, attesting to all corporate action taken by the Company, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

                   (g)  a certificate of the Secretary
         or Assistant Secretary of the Company, dated the Closing Date, certifying the names and true signatures of the officers of the Company authorized to sign the Facility Document to which it is a party and the other documents to be delivered by the Company under this Agreement;

                   (h)  a certificate of a duly authorized
         officer of the Company, dated the Closing Date, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                   (i)  a favorable opinion of counsel
         for the Company, dated the Closing Date, in substantially the form of Exhibit E and as to such other matters as the Agent or any Bank may reasonably request;

                   (j)  such other consents, approvals or
         documents as the Agent or any Bank may reasonably request.

                   Section 4.02.  Additional Conditions
         Precedent. The obligations of the Banks to make any Loans pursuant to a Borrowing (including the initial
         Borrowing) shall be subject to the further conditions precedent that on the date of such Loans:

                   (a)  the following statements shall be true:

                             (i)  the representations and warranties
         contained in Article 5, and in the case of a Borrowing by an Eligible Subsidiary, Section 4.05, are true and correct on and as of the date of such Loans as though made on and as of such date; and

                            (ii)  no Default or Event of Default
         has occurred and is continuing, or would result from such Loans; and

                   (b) the Agent shall have received such consents, approvals, opinions or documents as the Agent or any Bank may reasonably request.

                   Section 4.03.  Deemed Representations.
         Each Borrowing Request hereunder and acceptance by the Company or an Eligible Subsidiary of the proceeds of such Borrowing or Borrowings shall constitute a representation and warranty that the statements contained in Section 4.02(a) are true and correct both on the date of such notice and, unless the Borrower otherwise notifies the Agent prior to such Borrowing, as of the date of such Borrowing.

                   Section 4.04.  First Borrowing by Each
         Eligible Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

                             (a)  receipt by the Agent for the
         account of each Bank of a duly executed Note of such Eligible Subsidiary dated on or before the date of such Borrowing complying with the provisions of Section 2.03;

                             (b)  receipt by the Agent of an
         Authorization Letter duly executed by the Eligible
         Subsidiary;

                             (c)  receipt by the Agent of an
         opinion of counsel for such Eligible Subsidiary acceptable to the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                             (d)  receipt by the Agent of all
         documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Agent; and

                             (e)  the representations and
         warranties contained in Section 4.05 shall be true and correct on and as of the date of such Borrowing as though made on and as of such date and no Default or Event of Default shall have occurred and be continuing, or would result from such Loans.

         The opinion referred to in clause (c) above shall be dated no more than five Banking Days before the date of the first Borrowing by such Eligible Subsidiary hereunder.

                   Section 4.05.  Representations of Eligible
         Subsidiaries. Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

                             (a)  It is a corporation
         duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Consolidated
         Subsidiary of the Company.

                             (b)  The execution and
         delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate or incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                             (c)  This Agreement
         constitutes a legal, valid and binding obligation of such Eligible Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of such Eligible Subsidiary, and each is enforceable against such Eligible Subsidiary in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                             (d)  Except as disclosed in
         such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

                   ARTICLE 5.  REPRESENTATIONS AND WARRANTIES

                   The Company hereby represents and warrants that:

                   Section 5.01.  Incorporation, Good Standing
         and Due Qualification. Each of the Company and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except where failure to be so qualified would not have a material adverse effect on its business, properties, condition (financial or otherwise) or operation.

                   Section 5.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Company of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not:
         (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws;
         (c) violate any provision of, or require any filing (except for the filing of this Agreement with the Securities and Exchange Commission and the New York Stock Exchange), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any of its Subsidiaries or affiliates; (d) result in a breach of or constitute a default or require any consent (except for those consents which have been obtained or will be obtained prior to the Closing Date) under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound;
         (e) or result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries; or (f) cause the Company (or any Subsidiary or affiliate, as the case may be) to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                   Section 5.03.  Legally Enforceable
         Agreements. Each Facility Document to which the Company is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                   Section 5.04.  Litigation.  There are
         no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, which, in any one case or in the aggregate, would have a reasonable likelihood of having a material adverse affect on the financial condition, operations, properties or business of the Company or any such Subsidiary or the ability of the Company to perform its obligation under the Facility Documents to which it is a party.

                   Section 5.05.  Financial Statements.
         The consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1992, and the related consolidated statements of income and statements of cash flows and changes in stockholders' equity of the Company and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, of Deloitte & Touche, independent certified public accountants, and the interim consolidated balance sheet of the Company and its Consolidated Subsidiaries as at September 30, 1993, and the related consolidated statements of income and statements of cash flows and changes in stockholders' equity for the nine month period then ended, copies of which have been furnished to each of the Banks, fairly present the financial condition of the Company and its Consolidated
         Subsidiaries as at such dates and the results of the operations of the Company and its Consolidated
         Subsidiaries for the periods covered by such statements, all in accordance with generally accepted accounting principles (subject to year end adjustments in the case of the interim financial statements).
         Since December 31, 1992, there has been no material adverse change in the business, financial position or results of operations of the Company and its Subsidiaries considered as a whole.

                   Section 5.06.  Taxes.  Each of the
         Company and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, except for those which are being contested in good faith and by appropriate proceedings diligently conducted. The federal income tax liability of the Company and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended December 31, 1989. The charges, accruals and reserves on the books of the Company and its Subsidiaries with respect to taxes or other governmental charges are adequate in the opinion of the Company.

                   Section 5.07.  ERISA.  Each member of
         the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                   Section 5.08.  Subsidiaries and Ownership of
         Stock. Schedule I is a complete and accurate list of Subsidiaries of the Company, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Company's ownership of the outstanding stock or other interest of each such Subsidiary. Except as set forth on Schedule I, all of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Company free and clear of all Liens.

                   Section 5.09.  Credit Arrangements.  As of
         the Closing Date Schedule II is a complete and correct list of all Debt of the Company and its Subsidiaries outstanding (exclusive of Debt outstanding under the Morgan Credit Agreement) and all Liens existing securing Debt outstanding.

                   Section 5.10.  No Default on Outstanding
         Judgments or Orders. Each of the Company and its Subsidiaries has satisfied all judgments and neither the Company nor any of its Subsidiaries is in default with respect to any material judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

                   Section 5.11.  Governmental Regulation.
         Neither the Company nor any of its Subsidiaries is "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, or an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisors Act of 1940, as amended.

                   Section 5.12. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

                   Section 5.13.  Full Disclosure.  All
         information heretofore furnished by the Company or any of its Subsidiaries to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts, other than general economic conditions, which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee) the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company or its Subsidiaries to perform their obligations under this Agreement and the Notes.

                       ARTICLE 6.  AFFIRMATIVE COVENANTS

                   So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall comply with the following covenants:

                   Section 6.01.  Reporting Requirements.  The
         Company shall furnish directly to each of the Banks:

                             (a) as soon as available and in any
         event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated and consolidating statements of income and consolidated statements of cash flows and changes in stockholders' equity of the Company and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and (i) in the case of the consolidated statements, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche or independent public accountants of nationally recognized standing, and (ii) in the case of consolidating statements, all certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or chief accounting officer of the Company.

                             (b) as soon as available and in any
         event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and consolidated statements of cash flows and changes in stockholders' equity for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding quarter and the corresponding in the previous fiscal year, and certified by the chief financial officer or chief accounting officer of the Company (subject to year end adjustments and the omission of notes permitted by the applicable regulations of the Securities and Exchange Commission to be excluded from quarterly reports filed on Form 10-Q) as to fairness of presentation, generally accepted accounting principles and consistency;

                             (c)  simultaneously with the
         delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 7.01 through 7.04, inclusive, and Sections 7.06, 8.01 and 8.02 on the date of such financial statements, (ii) setting forth in reasonable detail the calculations of the Assets Component, the Borrowing Base and the Available Amount (each as defined in the Morgan Credit Agreement) as of the date of such financial statements and whether the Company is thereby required to make a mandatory prepayment to comply with
         Section 2.13 of the Morgan Credit Agreement and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                             (d)  simultaneously with the
         delivery of each set of financial statements referred to in clause (a) above, a certificate of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                             (e)  simultaneously with
         the delivery of each set of financial statements referred to in clause (a) above, a certificate of the chief financial officer or chief accounting officer of the Company setting forth in reasonable detail the Company's ratio of Debt to Cash Flow;

                             (f)  within 21 days after
         the end of each monthly accounting period of the Company, a certificate of the chief financial officer or the chief accounting officer or the Company setting forth calculations in reasonable detail of the Company's best estimate of the Assets Component, the Borrowing Base and the Available Amount (each as defined in the Morgan Credit Agreement) as of the end of such month and whether the Company is required to make a mandatory prepayment to comply with Section 2.13 of the Morgan Credit Agreement;

                             (g)  within five days after
         any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                             (h)  promptly upon the
         mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                             (i)  promptly upon the
         filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

                             (j)  if and when any member
         of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the Plan administrator of any Plan has given or is required to give notice of any such reportable event given or required to be given to the PBGC, a copy of such notice; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the

         Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which any member of the ERISA Group is required or proposes to take;

                             (k)  promptly after the
         commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any of its Subsidiaries which would have a reasonable likelihood of having a material adverse effect on the financial condition, properties, or operations of the Company or such Subsidiary;

                             (l)  such other information
         respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Agent or any Bank may from time to time reasonably request.

                   Section 6.02.  Payment of Obligations.  The
         Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity or in accordance with customary trade practices, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

                   Section 6.03.  Maintenance of Property;
         Insurance. (a) The Company will maintain, and will cause each Subsidiary to maintain, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                             (b) The Company will, and will
         cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are (i) insured against under the policies of insurance of the Company and its Subsidiaries set forth on the schedule previously provided by the Company to the Banks or (ii) usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

                   Section 6.04.  Conduct of Business and
         Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 6.04 shall prohibit (i) the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned Subsidiary or the merger of a Subsidiary into the Company if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence of any Subsidiary if such termination is not materially disadvantageous to the Banks and the Company in good faith determines that such termination is in the best interest of the Company or (iii) a sale of capital stock of a Subsidiary permitted under Section
         6.07 (ii).

                   Section 6.05.  Compliance with Laws.  The
         Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                   Section 6.06.  Inspection of Property, Books
         and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times, upon reasonable notice and as often as may reasonably be desired.

                   Section 6.07.  Maintenance of Ownership of
         Subsidiaries. The Company will at all times maintain direct or indirect legal and beneficial ownership of the percentage of outstanding shares of each class of capital stock set forth on Schedule I of each of its Subsidiaries, except as modified by (i) sales by Subsidiaries of directors' qualifying shares, (ii) the sale to one or more third parties in a single transaction of all of the capital stock of The Timberland Company of Australia Pty., Ltd. or Timberland Footwear & Clothing New Zealand Limited; provided that no transfer of assets of the Company or any of its other Subsidiaries to The Timberland Company of Australia Pty., Ltd. or Timberland Footwear & Clothing New Zealand Limited, as the case may be, other than sales of inventory in the ordinary course of business, shall have been made on or prior to the date of such sale or shall be made in connection with such sale, (iii) mergers permitted pursuant to the proviso to Section 7.05 and (iv) grants or sales by The Outdoor Footwear Company of shares of its non-voting common stock to its employees consistent with past practice.

                        ARTICLE 7.  NEGATIVE COVENANTS.

             So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall not, and will not permit any Subsidiary to:

                   Section 7.01.  Debt.  Incur or at any time be
         liable with respect to any Debt except:

                             (a)  Debt outstanding under
         this Agreement and the Notes;

                             (b)  Debt outstanding on the date
         of this Agreement and identified on Schedule II and Debt outstanding from time to time under the Morgan Credit Agreement and extensions, renewals and re-financings thereof; provided that except in the case of Debt under the Morgan Credit Agreement, no such extension, renewal or refinancing shall increase the principal amount of such Debt or shorten the maturity thereof or accelerate the amortization thereof; and provided, further, that in the case of Debt under the Morgan Credit Agreement, no amendment, extension, renewal or refinancing of the Morgan Credit Agreement shall increase the maximum principal amount which may be borrowed thereunder unless at the time of any such amendment, extension, renewal or refinancing and after giving effect thereto, (x) no Default shall have occurred and be continuing or result therefrom, and (y) on a pro forma basis, the Company would be in compliance with the covenant contained in Section 8.01 for the 12-month period ended on the last day of the most recent fiscal quarter (based on the ratio in effect on the date compliance herewith is determined), assuming that 75% of the maximum principal amount of borrowings available under such amendment, extension, renewal or refinancing was outstanding for such period at an interest rate equal to the average interest rate payable in respect of borrowings under such facility for such period.

                             (c) Debt of any of the Company's
         Subsidiaries owing to the Company or any of its Wholly-Owned Subsidiaries permitted by Section 7.03;

                             (d) Debt of the Company owing to
         The Outdoor Footwear Company; provided that The Outdoor
         Footwear Company is a Wholly-Owned Subsidiary at the time such Debt is outstanding;

                             (e) Guarantees by the Company or
         any of its Subsidiaries of Debt of employees of the Company or any of its Wholly-Owned Subsidiaries, in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

                             (f) Debt of the Company or any of
         its Wholly-Owned Subsidiaries owing to a Subsidiary of the Company incurred as a result of the transfer of funds from an account under the control of such Subsidiary to an account under the control of the Company or such Wholly-Owned Subsidiary in connection with the Company's cash management program;

                             (g) Permitted Short-Term Debt in an
         aggregate principal amount at any time outstanding not to exceed $17,000,000, provided that for a single thirty-day period in each twelve-month period beginning after March 31, 1993, which thirty-day period shall be designated by the Company by notice to the Agent at least three Banking Days before the commencement of such period, the sum of (x) the aggregate outstanding principal amount of such Permitted Short-Term Debt and
         (y) the Total Aggregate Exposure shall not exceed (i) for the period beginning April 1, 1993 and ending March 31, 1994, $20,000,000, (ii) for the period beginning April 1, 1994 and ending March 31, 1995, $18,000,000 and (iii) for the period beginning April 1, 1995 and thereafter $16,000,000; provided that if the Morgan Credit Agreement (as in effect on the date hereof) shall be amended in such a way as to modify the Permitted Short-Term Debt allowed thereunder, the Banks and the Borrowers will negotiate in good faith with a view to determining whether conforming amendments to this Agreement are appropriate.

                             (h) Debt denominated in Sterling,
         Francs or Deutschemarks and having a maturity, at the time such Debt is incurred, of not more than one year from the date such Debt is incurred; provided that the aggregate principal amount of such Debt outstanding at any time shall not exceed (i) for such Debt denominated in Sterling, #4,000,000, (ii) for such Debt denominated in Francs, FF20,000,000 and (iii) for such Debt denominated in Deutschemarks, DM5,000,000;

                             (i)  Permitted Long-Term
         Debt in an aggregate principal amount at any time outstanding not to exceed 50% of Consolidated Net
         Worth; and

                             (j)  Debt not otherwise
         permitted under the foregoing clauses of this Section in an aggregate principal amount not to exceed
         $1,000,000 at any time outstanding.

         The Company shall not permit Debt incurred or existing at any time by Subsidiaries (including under the Morgan
         Credit Agreement) to exceed $17,000,000 in the aggregate.

                   Section 7.02.  Restricted Payments.  Declare
         or make any Restricted Payment unless (i) no Default or Event of Default has occurred or is continuing under
         Section 9.01(a) or Section 9.01(c) with respect to
         Article 8 covenants only, and (ii) after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to December 31, 1990 does not exceed 25% of consolidated net income (less consolidated net loss, if any) of the Company and its Consolidated Subsidiaries for the period from January 1, 1991 through the end of the Company's then most recent fiscal quarter (treated for this purpose as a single accounting period). Nothing in this Section
         7.02 shall prohibit the payment of any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this
         Section 7.02.

                   Section 7.03.  Investments.  Make or acquire
         any Investment in any Person other than:

                             (a) Investments in Persons which
         immediately before and after giving effect to such Investment are Subsidiaries of the Company, if, immediately thereafter, the aggregate amount of all such investments made after the date hereof does not exceed $25,000,000 at any one time outstanding;

                             (b) Temporary Cash Investments;

                             (c) loans or advances to current
         employees of the Company or such Consolidated
         Subsidiary having a maturity of less than one year in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

                             (d) Investments the sole
         consideration for which is newly issued common stock of the Company or newly issued preferred stock of the Company that is not subject to mandatory redemption or redemption at the option of the holder before the fourth anniversary of the date of issuance thereof;

                             (e) Investments consisting of Debt
         permitted under Section 7.01(d) or 7.01(f); and

                             (f) any Investment not otherwise
         permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate amount of all Investments permitted by this clause (f) does not exceed $10,000,000 at any one time outstanding.

                             The amount of any Investment shall
         be the original cost of such Investment plus the cost of all additions thereto, without adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

                   Section 7.04.  Negative Pledge.  Create,
         assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                             (a) Liens existing on the date of
         this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $15,000,000 and identified on Schedule II;

                             (b) any Lien existing on any asset
         of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                             (c) any Lien on any asset securing
         Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition or construction thereof;

                             (d) any Lien on any asset of any
         corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

                             (e) any Lien existing on any asset
         prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

                             (f) any Lien arising out of the
         refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 7.04; provided that such Debt is not increased and is not secured by any additional assets;

                             (g) Liens arising in the ordinary
         course of its business which (i) do not secure Debt,
         (ii) do not secure any obligation in an amount exceeding $10,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                             (h) Liens on assets of Subsidiaries
         securing Debt owing to the Company or to Wholly-Owned
         Subsidiaries permitted by Section 7.01; and

                             (i) Liens not otherwise permitted
         by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $2,000,000.

                   Section 7.05.  Consolidations, Mergers and
         Sales of Assets. The Company shall not (a) consolidate or merge with or into any other Person or (b) sell, lease or otherwise transfer, directly or indirectly in one transaction or a series of related transactions, all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that a Subsidiary of the Company may merge with the Company or a Wholly-Owned Subsidiary of the Company if (i) the Company or such Wholly-Owned Subsidiary, as the case may be, is the corporation surviving such merger and (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

                   Section 7.06.  No Prepayment of Note
         Agreement Debt; Amendments to Debt Documentation. (a) Voluntarily prepay any Debt outstanding under any of the Note Agreements, each dated as of September 30, 1989 and between the Company and the Purchaser named in
         Schedule I thereto (each a "Note Agreement").

                             (b) The Company will not consent to
         (i) any amendment of the final maturity of any Debt outstanding under any Note Agreement to a date prior to the Termination Date, or (ii) any amendment, modification, supplement or waiver of the covenants or events of default contained in the Morgan Credit Agreement in any manner that (A) causes such covenants or events of default to include additional, greater or more stringent restrictions on the Company and (B) could adversely affect the Banks.".

                   Section 7.07.  Transactions with Affiliates.
         Directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section 7.07 shall not prohibit (a) the Company from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing, (b) the Company or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (c) the Company or any Subsidiary from making payments of principal, interest and premium on any Debt of the Company or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Company such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate and (d) the Company or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Company or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates.

                   Section 7.08  Borrowing Base Compliance.
         Incur or at any time be liable for any Debt under the Morgan Credit Agreement or any renewal extension or refinancing thereof in excess of the Borrowing Base (as defined in the Morgan Credit Agreement as in effect on the date hereof); provided that if the Morgan Credit Agreement shall be amended in such a way as to modify the determination of the Borrowing Base as in effect on the date hereof or to eliminate the Borrowing Base, the Banks and the Borrowers will negotiate in good faith with a view to determining whether conforming amendments to this Agreement, including amendments replacing this covenant with other covenants, are appropriate.

                        ARTICLE 8.  FINANCIAL COVENANTS.

             So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement the Company covenants that:

                   Section 8.01.  Fixed Charge Coverage Ratio.
         The Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters will not be less than (a)
         2.5 to 1.0 prior to the Conversion Date and (b) 3.0 to
         1.0 at any time thereafter.

                   Section 8.02.  Minimum Consolidated Tangible
         Net Worth. The Company shall maintain at all times Consolidated Tangible Net Worth of not less than the sum of (i) $70,000,000 and (ii) 80% of Aggregate Positive Consolidated Net Income.

                         ARTICLE 9.  EVENTS OF DEFAULT.

                   Section 9.01.  Events of Default.  Any of the
         following events shall be an "Event of Default":

                             (a) any Borrower shall: (i) fail to
         pay the principal of any Note as and when due and payable; (ii) fail to pay interest on any Note or any fee or other amount due hereunder as and when due and payable and such failure shall continue for two Banking Days;

                             (b) any representation or warranty
         made or deemed made by any Borrower in this Agreement or in any other Facility Document to which it is a party or which is contained in any certificate, document, opinion, financial or other written statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                             (c) any Borrower shall fail to
         perform or observe any term, covenant or agreement contained in Section 6.07, Sections 7.01 to 7.06 inclusive, and Sections 8.01 and 8.02.

                             (d) any Borrower shall fail to
         perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this
         Section 9.01) in any Facility Document and such failure shall continue for 30 consecutive days after written notice thereof has been given to the Company by the Agent at the request of the Required Banks.

                             (e) the Company or any Subsidiary
         shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

                             (f) any event or condition shall
         occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                             (g) the Company or any Subsidiary
         shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                             (h) an involuntary case or other
         proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                             (i)  any member of the ERISA Group
         shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219 (c) (5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $500,000;

                             (j)  a judgment or order for the
         payment of money in excess of $1,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of (i) in the case of a, judgment or order rendered by a court, arbitrator or governmental authority located in the United States, 10 days or (ii) in the case of a judgment or order rendered by a court, arbitrator or governmental authority located outside the United States, 30 days; or

                             (k) any person or group of persons
         (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than the Swartz Family) shall have acquired beneficial ownership (within the meaning of Rule l3d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 50% or more of the outstanding shares of common stock of the Company or 20% or more of the voting power to elect a majority of the board of directors of the Company; or the Swartz Family shall cease to have beneficial ownership of 50% of the outstanding shares of common stock of the Company and 51% of the ordinary voting power to elect a majority of the board of directors of the Company; or during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the Board of Directors of the Company.

                   Section 9.02.  Remedies.  If any Event of
         Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by notice to the Borrowers, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that, in the case of an Event of Default referred to in
         Section 9.01(g) or 9.01(h) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

                   ARTICLE 10.  THE AGENT; RELATIONS AMONG BANKS
         AND BORROWERS.

                   Section 10.01.  Appointment, Powers and
         Immunities of Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to
         Section 10.09) appoints and
         authorizes the Agent to act as its agent hereunder and under any other Facility
         Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by any Borrower or any officer or official of any Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans, if any or for any failure by any Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct or action not authorized under this Agreement or by the Required Banks which is in violation of law and results in a liability of the Banks to any of the Borrowers. The Company shall pay any fee agreed to by the Company and the Agent with respect to the Agent's services hereunder.

                   Section 10.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

                   Section 10.03.  Defaults.  The Agent shall
         not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 10.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

                   Section 10.04.  Rights of Agent as a Bank.
         With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, any Borrower (and any of its affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                   Section 10.05.  Indemnification of Agent.
         The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Company under Section 12.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section
         12.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or actions not authorized under this Agreement or by the Required Banks which are in violation of law and result in a liability of the Banks to any Borrowers of the party to be indemnified.

                   Section 10.06.  Documents.  The Agent will
         forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other
         Facility Document to be delivered to the Agent for such Bank.

                   Section 10.07.  Non-Reliance on Agent and
         Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Company or its Subsidiaries of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary (or any of their affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

                   Section 10.08.  Failure of Agent to Act.
         Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral to the extent permitted by law) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                   Section 10.09.  Resignation or Removal of
         Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Company; provided that the Company and the other Banks shall be promptly notified thereof. Upon any such resignation, the Required Banks shall have the right to appoint, with the consent of the Company, which consent shall not be unreasonably withheld, a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any state thereof, with an office in New York, New York and having a combined capital and surplus of at least $100,000,000. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks and without the consent of the Company, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any state thereof, with an office in New York, New York, and having a combined capital and surplus of at least $100,000,000. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Company and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                   Section 10.10.  Amendments Concerning Agency
         Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

                   Section 10.11.  Liability of Agent.  The
         Agent shall not have any liabilities or
         responsibilities to any Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of any Borrower to perform its obligations hereunder or under any other Facility Document. This Section 10.11 shall not be construed to relieve the Agent of any liability it may have as a Bank when acting in its capacity as a Bank hereunder.

                   Section 10.12.  Transfer of Agency Function.
         Without the consent of the Company or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Company and the Banks thereof.

                   Section 10.13.  Non-Receipt of Funds by the
         Agent. Unless the Agent shall have been notified by a Bank or the Company (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or any Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is a Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, such Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

                   Section 10.14. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by any Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent and the Company Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

                   Section 10.15.  Several Obligations and
         Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                   Section 10.16.  Pro Rata Treatment of Loans,
         Etc. Except to the extent otherwise provided: (a) each Borrowing under Section 2.05 shall be made from the Banks, each reduction or termination of the amount of the Commitments under Section 2.08 shall be applied to the Commitments of the Banks, and each payment of commitment fee accruing under Section 2.12 shall be made for the account of the Banks, pro-rata according to the amounts of their respective unused Commitments;
         (b) each conversion under Section 2.06 of Loans of a particular type (but not conversions provided for by Section 3.04), shall be made pro-rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro-rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks.

                   Section 10.17.  Sharing of Payments Among
         Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro-rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of any Borrower.

                             ARTICLE 11.  GUARANTY.

                   Section 11.01.  The Guaranty.  The Company
         hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each
         Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

                   Section 11.02.  Guaranty Unconditional.  The
         obligations of the Company hereunder shall be
         unconditional and absolute and, without limiting the
         generality of the foregoing, shall not be released,
         discharged or otherwise affected by:

                             (a)  any extension,
         renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

                             (b)  any modification or
         amendment of or supplement to this Agreement or any Note;

                             (c)  any release,
         non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

                             (d)  any change in the
         corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

                             (e)  the existence of any
         claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                             (f)  any invalidity or
         unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

                             (g)  any other act or
         omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

                   Section 11.03.  Discharge Only upon Payment
         in Full; Reinstatement in Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

                   Section 11.04.  Waiver by the Company.  The
         Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible
         Subsidiary or any other Person.

                   Section 11.05.  Subrogation.  The Company
         irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against an Eligible Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by an Eligible Subsidiary in respect thereof.

                   Section 11.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.


                          ARTICLE 12.  MISCELLANEOUS.

                   Section 12.01.  Amendments and Waivers.  No
         amendment or waiver of any provision of this Agreement nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required
         Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent and all the Banks, do any of the following: (a) increase the Commitments of the Banks or subject the Banks to any additional obligations, (b) reduce the principal amount of, or interest on, any Loan or any fees or other amounts payable under any Facility Documents, (c) postpone any date fixed for any payment of principal of, or interest on, any Loans or any fees or other amounts payable under any Facility Documents, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of Loans, or the number of Banks which shall be required for the Banks or any of them to take any action under any Facility
         Documents or (e) amend this Section 12.01; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required hereinabove to take such action, affect the rights or duties of the Agent under any Facility Documents. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                   Section 12.02.  Usury.  Anything herein to
         the contrary notwithstanding, the obligations of the Company and its Subsidiaries under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

                   Section 12.03.  Expenses; Indemnification.
         The Company shall reimburse (a) the Agent on demand for all costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the preparation, performance, or administration of this Agreement or the Notes and (b) the Agent and the Banks on demand for all costs, expenses, and charges (including, without limitation, fees and expenses of counsel) in connection with the enforcement of this Agreement. The Company agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) arising out of this Agreement or any actual or proposed use by the Company or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                   Section 12.04.  Survival.  The obligations of
         the Borrowers under Sections 3.01, 3.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments.

                   Section 12.05.  Assignments; Participations.
         This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers, the Agent, the Banks and their respective successors and assigns, except that neither the Company nor any Eligible Subsidiaries may assign or transfer its rights or obligations hereunder. Each Bank may assign all or any part of any Loan to another bank or other entity with the consent of the Company, in which event the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a

         Bank hereunder. Each Bank may sell participations in, all or any part of any Loan to another bank or other entity, in which event, the participant shall have no rights under the Facility Documents and all amounts payable by any Borrower under Article 3 shall be determined as if such Bank had not sold such participation. Such Bank shall deliver a notice to the Company and the Agent of any such participation which shall set forth the participant and the amount of such participation. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to
         (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant,
         (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Borrowers in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

                   Section 12.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent by telephone, confirmed by telex, telecopy, facsimile or other writing, and to the Banks and to the Borrowers by ordinary mail, telex or facsimile addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telex or facsimile, when the telex or facsimile is transmitted to the telex or facsimile number as aforesaid; provided that notices to the Agent and the Banks shall be effective upon receipt.

                   Section 12.07.  Setoff.  The Borrowers agree
         that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrowers to such Bank under this Agreement or such Bank's Note which is not paid when due (regardless of whether such balances are then due to any Borrower), in which case it shall promptly notify the Company and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrowers hereunder shall be made without setoff or counterclaim.

                   Section 12.08.  Jurisdiction; Immunities.
         (a) The Borrowers hereby irrevocably submit to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement or the Notes, and the Borrowers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Borrowers irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Company at its address specified on the signature pages hereof. The Borrowers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrowers further waive any objection to venue in such state and any objection to an action or proceeding in such state on the basis of forum non conveniens. The Borrowers further agree that any action or proceeding brought against the Agent shall be brought only in New York State or United States Federal court sitting in New York County. The Borrowers, the Agent and the Banks waive any right they may have to jury trial.

             (b) Nothing in this Section 12.08 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrowers or any of their property in the courts of any other jurisdictions.

             (c) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

                   Section 12.09.  Judgment Currency.  If for
         the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase dollars with such other currency at the Agent's New York office on the Banking Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Banking Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such other currency; if the amount of Dollars so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in Dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such deficiency, and if the amount of Dollars so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, and
         (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 10.07, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

                   Section 12.10.  Confidentiality.  The Agent
         and each Bank shall keep confidential any information provided by any Borrower and clearly identified as confidential; provided that nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to its officers, directors, employees, agents, attorneys and accountants in connection with the entry into and administration of this Agreement and the extensions of credit hereunder, (ii) upon the order of a court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iv) which has become publicly available without breach of any agreement among the parties hereto, (v) as necessary for the exercise of any remedy hereunder or under any Note, or (vi) subject to provisions similar to those contained in this Section, to any prospective participant or assignee.

                   Section 12.11.  Table of Contents: Headings.
         Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

                   Section 12.12. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                   Section 12.13. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                   Section 12.14.  Integration.  The Facility
         Documents and the fee letter between the Company and the Agent dated September 23, 1993, set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

                   Section 12.15.  Governing Law.  This
         Agreement shall be governed by, and interpreted and construed in accordance with, the law of the State of New York.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                               THE TIMBERLAND COMPANY


                                                   /s/ Carden N. Welsh
                                               By _____________________________

                                               Name:  Carden N. Welsh

                                               Title: Treasurer


                                               Address for Notices:

                                               The Timberland Company
                                               11  Merrill Industrial Drive
                                               Hampton, NH  03842-5050
                                               Attention:  Nancy A. Wels
                                               Telefax No.: (603) 926-9239

                                               AGENT:
                                               THE CHASE MANHATTAN BANK, N.A.

                                               /s/ Gaspare Galante Jr.
                                            By ______________________________

                                            Name: Gaspare Galante Jr.

                                            Title: Second Vice President


                                            Address for Notices:



                                            Gaspare Galante
                                            The Chase Manhattan Bank, N.A.
                                            One Chase Manhattan Plaza
                                            New York, New York  10081

                                            Susan Timmerman
                                            The Chase Manhattan Bank of
                                            Connecticut, N.A.
                                            999 Broad Street
                                            Bridgeport, Connecticut 06604
                                            Telephone: (203) 368-5119
                                            Telefax:   (203) 382-6573

                                            Lucy Dorazio
                                            The Chase Manhattan Bank, N.A.
                                            4 Chase Metrotech
                                            Brooklyn, New York  11245
                                            Telephone:  (718) 242-7945
                                            Telefax:    (718) 242-6900

                                            BANKS:
                                            THE CHASE MANHATTAN BANK, N.A.

                                           /s/ Gaspare Galante Jr.
                                        By ______________________________

                                        Name: Gaspare Galante, Jr.
                                        Title: Second Vice President


                                        Lending Office for Variable Rate Loans:

                                        The Chase Manhattan Bank, N.A.
                                        One Chase Manhattan Plaza
                                        New York, New York  10081



                                        Lending Office for Eurocurrency Loans:

                                        The Chase Manhattan Bank, N.A.
                                        International Banking Facility
                                        4 Chase Metrotech
                                        Brooklyn, New York  11245


                                        Address for Notices:

                                        Susan Timmerman
                                        The Chase Manhattan Bank of
                                        Connecticut, N.A.
                                        999 Broad Street
                                        Bridgeport, Connecticut 06604
                                        Telephone: (203) 368-5119
                                        Telefax:   (203) 382-6573

                                        Lucy Dorazio

                                      The Chase Manhattan Bank, N.A.
                                      4 Chase Metrotech
                                      Brooklyn, New York  11245
                                      Telephone:  (718) 242-7945
                                      Telefax:    (718) 242-6900

                                      FLEET NATIONAL BANK OF
                                      MASSACHUSETTS, N.A.


                                          /s/ Joan S. Parsons
                                      By _____________________________

                                      Name:  Joan S. Parsons
                                      Title: Vice President


                                      Lending Office for Variable Rate Loans:

                                      Fleet Bank of Massachusetts, N.A.
                                      75 State Street
                                      Boston, Massachusetts  02109
                                      Attn:  Roseanne Secondino
                                      Telephone: (617) 346-1859
                                      (617) 346-1879
                                      Telefax:  (617) 346-1833


                                      Lending Office for Eurocurrency Loans:

                                      Fleet Bank of Massachusetts, N.A.
                                      75 State Street
                                      Boston, Massachusetts  02109

                                         Attn:  Roseanne Secondino
                                         Telephone: (617) 346-1859
                                         (617) 346-1879
                                         Telefax:   (617) 346-1833


                                         Address for Notices:

                                         Joan Parsons
                                         Fleet Bank of Massachusetts, N.A.
                                         75 State Street
                                         Boston, Massachusetts  02109
                                         Telephone: (617) 346-1872

                                         IBJ SCHRODER BANK AND TRUST COMPANY

                                            /s/ Brian MacConnell
                                         By _____________________________

                                         Name:  Brian MacConnell
                                         Title: VP


                                         Lending Office for Variable Rate Loans:

                                         IBJ Schroder Bank and Trust Company
                                         One State Street
                                         New York, New York  10004
                                         Attn:  Gary Conga
                                         Telephone: (212) 858-2872
                                         (212) 858-2222
                                         Telefax:   (212) 858-2768

                                         Lending Office for Eurocurrency Loans:

                                         IBJ Schroder Bank and Trust Company
                                         One State Street
                                         New York, New York  10004
                                         Attn:  Gary Conga
                                         Telephone: (212) 858-2872
                                         (212) 858-2222
                                         Telefax:   (212) 858-2768

                                         Address for Notices:

                                         Brian MacConnel
                                         IBJ Schroder Bank and Trust Company
                                         One State Street
                                         New York, New York  10004
                                         Telephone: (212) 858-2197